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                                                               EXHIBIT 10.18 (c)

                           AMENDMENT NO. 1 TO POOLING
                            AND SERVICING AGREEMENT

     THIS AMENDMENT NO. 1 TO POOLING AND SERVICING AGREEMENT is made as of December 22, 1993 to the Pooling and Servicing Agreement, dated as of May 21, 1992 (the 'Pooling Agreement'), between First Brands Funding Inc ('FBFI'), First Brands Corporation ('FBC') and Chemical Bank, as trustee (the 'Trustee'). All capitalized terms used but not defined herein shall have the meanings given to them in the Pooling Agreement.

     1. The first sentence of Section 8.04 of the Pooling Agreement is hereby amended to read in its entirety as follows:

          The Servicer shall indemnify and hold harmless the Trustee (and each of its directors, officers, employees and agents) and the Trust, for the benefit of the Certificateholders and the CP Issuer, from and against any loss, liability, expense, damage or injury suffered or sustained by reason of any acts, omissions or alleged acts or omissions arising out of activities of the Trustee or the Trust pursuant to this Agreement or any Supplement, including those arising from acts or omissions of the Servicer pursuant to this Agreement or any Supplement, or otherwise arising out of this Agreement or any Supplement, including but not limited to any judgment, award, settlement, reasonable attorneys' fees and other costs or expenses incurred in connection with the defense of any actual or threatened action, proceeding or claim; provided, however, that the Servicer shall not indemnify the Trustee or the Trust to the extent such acts, omissions or alleged acts or omissions constitute fraud, negligence, breach of fiduciary duty or willful misconduct by the Trustee; and provided, further, that the Servicer shall not indemnify the Trust, the Investor Certificateholders or the CP Issuer (x) for any liabilities, costs or expenses of the Trust with respect to any action taken by the Trustee at the request of any Investor Certificateholder or the Holder of the Variable Funding certificate or (y) with respect to any federal, state or local income or franchise taxes or any other taxes imposed on or measured by income (or any interest or penalties or additions with respect thereto) required to be paid by the Trust or the Investor Certificateholders or the Holder of the Variable Funding Certificate in connection herewith to any taxing authority, or (z) with respect to any liabilities, losses, costs or expenses incurred by any Certificateholder in the Investor Certificates of any Series or, in the case of the CP Issuer, the Variable Funding Certificate as a result of defaults or other losses (including, without limitation, Investor Charge-Offs and Issuer Default Carryover Amounts) with respect to the Receivables not specifically indemnified or represented to hereunder arising out of or based on the arrangement created by this Agreement or any Supplement.

                                * * * * * * * *

     IN WITNESS WHEREOF, this Amendment No. 1 to the Pooling and Servicing Agreement has been duly executed as of the date set forth above.

                                          FIRST BRANDS FUNDING INC

                                          By:       /s/ Donald A. DeSantis

                                          Its:           Vice President

                                          FIRST BRANDS CORPORATION

                                          By:      /s/ Leonard A. DeCecchis

                                          Its:           Vice President

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                                          CHEMICAL BANK, as Trustee

                                          By:           /s/ James Foley

                                          Its:      Assistant Vice President